EXHIBIT 99
NEWS RELEASE
FOR IMMEDIATE RELEASE
GREENVILLE FEDERAL FINANCIAL CORPORATION
TO TERMINATE REGISTRATION
Greenville, Ohio — March 31, 2010 — Greenville Federal Financial Corporation (“GFFC”) today announced that it intends to complete its previously announced plan to terminate the registration of its common stock under the Securities Exchange Act of 1934 and suspend its filing obligations with the Securities and Exchange Commission (“SEC”). The number of stockholders of record of GFFC has fallen below 300, which is a requirement to terminate registration. As soon as practicable in accordance with the regulations of the SEC, although possibly as late as early July 2010, GFFC will file a Form 15 with the Securities and Exchange Commission to terminate its filing obligations.
Contact:	Jeff D. Kniese, President and Chief Executive Officer, CEO (937) 548-4158